AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
TRANSFER AGENT SERVICING AGREEMENT

  THIS AMENDMENT dated as of the 1st day of April, 2018, to the Transfer Agent Servicing Agreement, dated as of April 6, 2011, as amended (the “Agreement”), is entered into by and between Managed Portfolio Series, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

                        WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement on behalf of the series; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Amended Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES	U.S. BANCORP FUND SERVICES, LLC

By: /s/ James R. Arnold	By: /s/ Anita M Zagrodnik

Printed Name: James R. Arnold	Printed Name: Anita M Zagrodnik

Title: President	Title: Senior Vice President

Amended Exhibit C to the Managed Portfolio Series Transfer Agent Servicing Agreement
Name of Series
Nuance Concentrated Value Fund
Nuance Concentrated Value Long-Short Fund
Nuance Mid Cap Value Fund
Multiple Series Trust TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at April, 2018
Annual Basis Point Fee*
[…] basis points on the balance on all assets

Services Included in Annual Basis Point Fee
Open/Closed Account Fees
AML Fees
ACH Fees
Shareholder Servicing Calls
Voice Response Calls and Maintenance
Omnibus Account Transactions
Daily Valuation/Manual 401k Trade
ReportSource
NSCC System Interface
NSCC Processing Charges
Short-Term Trader Reporting
12b-1 Aging
Fulfillment
FATCA Servicing
Cost Basis Account Charges
Disaster Recovery Account Charges
Shareholder Related Mailings
Printing, Postage, & Handling of Shareholder Daily Statements, Periodic Statements, Compliance Mailings, & Tax Statements
Printing, Postage, & Handling of Shareholder and Dealer Commission Checks
Records Retention
eConnect Delivery
Vision ID and Activity Charges
PowerSelect Requests
Third Party File Fees

Services Not Included in the Basis Point Fee – Additional Services Priced at the standard rate at the time of request
DST Programming Charges
Conversion Charges
Specialized Programming & Reports
Omnibus Conversions
Travel
Products and services not currently utilized and listed in the supplemental fee scheduled
Any New Prodcuts/Services Developed]
All Other Out of Pocket Expenses

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, short-term trader reporting, excessive trader, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.
Advisor’s Signature below acknowledges approval of the fee schedules on this Amended Exhibit C.

NUANCE INVESTMENTS, LLC

By: /s/ Scott Moore

Printed Name: Scott Moore

Title:  President & CIO                                                              Date: 4/19/18